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                                                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

The undersigned director of Open Market, Inc. hereby constitutes and appoints Gary B. Eichhorn, Shikhar Ghosh and Paul P. Brountas, and each of them singly, my true and lawful attorneys with full power to them, and each of them singly, to sign for me in my name in the capacity indicated below, Amendment No. 2 to the Registration Statement on Form S-1 filed herewith and any and all subsequent pre-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) and generally do all such things in my name and on my behalf in my capacity as a director to enable Open Market, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Amendment No. 2 to the Registration Statement and any and all subsequent amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

         Signature                 Title              Date
         ---------                 -----              ----


    /s/ Ray Stata                Director           May 13, 1996
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